SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)

2001 N. Main Street, Suite 500 Walnut Creek, California (Address of principal executive offices)		94596 (Zip Code)
(925) 937-3950 (Registrant’s telephone number including area code)

Item 5. Other Events and Required FD Disclosure.

We have received a subpoena from a grand jury in the Southern District of New York to produce certain documents pursuant to an investigation involving the child support payment processing industry by the United States Department of Justice, Antitrust Division.  We intend to cooperate fully with the subpoena and the investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By: /s/ Laura B. DePole

Laura B. DePole

Chief Financial Officer

Date: June 23, 2003